Exhibit 10.5

S E R V I C E    P A R T N E R S H I P   A G R E E M E N T

Between

PT. Dwi Tunggal Putra

And

DIGITAL NETWORK ALLIANCE (S) PTE LTD

Dated

12 SEPTEMBER  2002

SERVICE COOPERATION AGREEMENT

PT. Dwi Tunggal Putra (“DTP”)	Address :	Elektrindo Building 5th Fl. Jl.Kuningan Barat No.8 Jakarta 12710 - INDONESIA
Contact Person :
	Phone :	+62 21 5260628
	Fax :	+62 21 5260627

Digital Network Alliance (S) Pte. Ltd ("DNA")	Address :	10 Anson Road, #28-01, International Plaza, Singapore 079903
	Contact Person :	Terence Yap
	Phone :	+65 9819 5187
	Fax :	+65 241 2576

Date :	12th September, 2002

DNA specialize in the provision of international telecommunications and Internet solutions through the licensed service providers to the multi-national clients in Asia-Pacific Region and the Middle-East and DTP provides telecommunications and Internet related services in Indonesia.  We wish to cooperate with each other to provide the respective telecommunications and Internet services for the designated customers on the following terms.

1.

DEFINITIONS

In this Agreement the following expressions shall have the meanings set out against them:

"Force Majeure": “Service Order”: “Local Contractors Manual”:

in relation to DTP or to DNA, any circumstances beyond our reasonable control (including, but not limited to, act of central or local government, strike, lock-out or other industrial action, civil disorder, war or natural or local emergency);

the subscription by DNA or DTP for related telecommunications and Internet services evidenced by a service order form in a format provided by DNA or DTP from time to time;

the manual provided by a party to the other setting out the technical requirements for the provision of the respective telecommunications and Internet services;

2.

APPOINTMENT

2.1

DNA appoints DTP as a non-exclusive partner in Indonesia to delivery DNA's Internet services in the country.

3.

PROVISION OF SERVICES

1.1

We agree to cooperate in provision of following services:

1.1.1

Broadband Internet Connection Service through satellite.

3.2

Service Order  Once signed by DTP and by DNA, the Service Order shall form a binding contract for DTP or DNA to provide the services identified therein subject to the terms of the Agreement and Service Order.

3.3

Amendments  Parties reserve the right, at any time and in its sole discretion, to amend, replace or make additions to the agreement in which case parties shall give each other three months’ written notice of such amendment or replacement.  If either party does not accept such amendment or replacement it may terminate this Agreement by giving the other party not less than three (3) months written notice.

4.

FEES

4.1

Payment  All fees will be payable to such bank account as may be notified by the service provider from time to time, in US Dollars within fifteen (15) days after receipt of an invoice from the service provider.

4.2

Taxes  DNA shall not be responsible for any local taxes (including, but not limited to, value added tax and any other sales tax and withholding tax).

4.3

Refund  If the service provider fail to provide the designated services in accordance with the minimum service levels set out in the service agreement, the other party shall be entitled to an refund of one hundred percent (100%) of the fee paid in respect of the period during which the services fall below the service levels.

4.4

Set-off  Each party shall have the right to set-off against amounts due from the other party under this Agreement.

0.5

Review of Fees The fees for each service may be reviewed annually by mutual agreement.

5.

RESPONSIBILITIES OF PARTIES

0.1

comply with all legal and regulatory requirements in force in the respective territory relating to the provision of services;

0.2

provide the services in accordance with the Service Order;

0.3

provide the services to the highest standards using all the skill, care and diligence of a professional and expert supplier of installation and maintenance services;

5.4

use materials and component parts of the highest quality;

5.5

only permit the suitably skilled, qualified and experienced employees to perform the services;

0.6

maintain a business and after-hours telephone number where it may be contacted at any time;

0.7

not cause or contribute to the occurrence of any hazard or damage or injury to the property of any other person or entity;

0.8

keep the area surrounding all telecommunication and Internet systems installed and maintained by the service provider in a neat and tidy condition;

5.9

not do anything or permit anything to be done which may adversely affect any policy of insurance maintained in relation to the telecommunication and Internet system to be installed and maintained;

5.10

fully indemnify each other from and against all claims, proceedings and actions brought against or suffered by a party arising from its installation and/or maintenance of the telecommunication and Internet system where the service provider has failed to comply with the Agreement and Service Order;

5.11

DTP takes out and maintains in force public liability insurance in Indonesia.

6.

DURATION AND TERMINATION

6.1

Termination on notice  This Agreement commences on signature by both parties and will continue until terminated by either party by giving to the other party no less than three (3) months written notice.

6.2

Breach  Either party shall be entitled to terminate this Agreement with immediate effect on written notice to the other if the other commits any material breach of this Agreement and, in the case of a breach capable of remedy, fails to remedy that breach within thirty (30) days  after receiving written notice of the breach.

6.3

Insolvency  Either party shall be entitled to terminate this Agreement with immediate effect on written notice to the other if an event occurs which indicates that the party is or in the future may be unable to pay its debts as and when they fall due.

6.4

Force Majeure  Both parties shall be excused from performance of this Agreement for any period to the extent that a party is prevented from performing as a result of Force Majeure.  If such non-performance continues for a period of fifteen (15) days or more, either party may terminate this Agreement immediately on written notice to the other.

7.

CONSEQUENCES OF TERMINATION

7.1

Termination for any reason  Upon termination:

7.1.1

parties shall provide each other with such information and assistance as it may reasonably require in order to enable the party to provide the services itself or appoint a third party to do so; and

7.1.2

unpaid credits due to a party become immediately payable and neither party shall be liable for any loss of profit or other losses suffered by a party arising from such termination.

8.

GENERAL

8.1

Mutual Indemnity  Each of us agrees to indemnify the other against any loss, cost, charge, liability or expense the other may sustain or incur as a direct consequence of any breach of any term of this Agreement.

8.2

Confidentiality  Either party shall not disclose (except required by law) any information supplied by the other whether relating to its business or not, without the prior written consent of the other party.

8.3

Assignment    Neither party shall assign its rights and obligations under this Agreement without  the prior written consent of the other.

8.4

Role  Nothing in this Agreement will be deemed to constitute DTP as our agent.  DTP shall not and shall not attempt to incur any liability on our behalf and shall not hold yourself out to any third party as being able to do so.

8.5

Notices  Any communication under this Agreement must be in writing and will be received within 48 hours of posting if posted to the address of the recipient set out on the first page of this Agreement (as updated by notice from the recipient from time to time) or immediately if faxed to the number of the recipient set out in this Agreement (as updated by notice from the recipient from time to time) and a valid transmission report is received.

8.6

Amendment  No amendment to this Agreement will be valid unless in writing and signed on behalf of both of us.

8.7

Entire Agreement  This Agreement contains the entire agreement between DTP and DNA with respect to its subject matter and supersedes all prior agreements, arrangements or understandings between DTP and DNA with respect to that subject matter.

8.8

Waiver  No failure or delay in exercising any right, power or remedy under this Agreement will operate as a waiver by DNA.  Moreover, no single or partial waiver of any right, power or remedy by DNA will preclude any other or further exercise of that or any other right, power or remedy by DNA.

8.9

Severance  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability.  This shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of that provision in any other jurisdiction.

8.10

Law  This Agreement is governed by and construed in accordance with the laws of Singapore.  The parties submit to the non-exclusive jurisdiction of the Singapore courts.

8.11

Language If this Agreement is available in one or more language versions, the English version will prevail.

Signed on behalf of

Signed on behalf of

PT. Dwi Tunggal Putra

Digital Network Alliance (S) Pte. Limited.

by its duly authorized representative

by its duly authorized representative

........................…………...............

………….....................................

Signature

Signature

Name

Terence Yap

Title

Director

......................................………….

……….........................................

Date

Date